EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-KSB/A of the Company for the year ended December 31, 2005, I, Jack B. Buchold, Chief Financial and Chief Accounting Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)                                  such Annual Report on Form 10-KSB of the Company for the year ended December 31, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in such Annual Report on Form 10-KSB of the Company for the year ended December 31,2005 fairly presents, in all material respects, the financial condition and results of operations of The Bank Holdings.

Dated March 31, 2006
/s/ Jack B. Buchold
Chief Financial and Accounting Officer